                                                                   EX-99.B(p)(9)

                            WELLS CAPITAL MANAGEMENT
                            ------------------------

                                 CODE OF ETHICS
                   POLICY ON PERSONAL SECURITIES TRANSACTIONS
                                       AND
                                 INSIDER TRADING

                                 .  Be ethical
                                 .  Act Professionally
                                 .  Improve competency
                                 .  Exercise Independent Judgement

                                  Version 12.02

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Wells Capital Management Code of Ethics 12.02                                  2

                                Table of Contents


I   INTRODUCTION..............................................................3

  I.1 Code of Ethics........................................................3
  I.2 "Advisory  Representative"............................................3
  I.3 "Beneficial    Ownership".............................................4

II  PENALTIES.................................................................5

  II.1 Violations of the Code...............................................5
  II.2 Penalties............................................................5
  II.3 Dismissal and/or Referral to Authorities.............................6

III EMPLOYEE TRADE PROCEDURES.................................................7

  III.1 Pre-clearance.......................................................7
  III.2 Trade Reports.......................................................8
  III.3 Personal Securities Transactions-Fund managers......................9
  III.4 Post-review........................................................10
  III.5 Pre-Clearance and Reporting Requirements...........................10
  III.6 Confidentiality....................................................11
  III.7 Acknowledgment of Brokerage Accounts...............................11
  III.8 Initial and Annual Holdings Report.................................11

IV  RESTRICTIONS..............................................................12

  IV.1 Restricted Securities...............................................12
  IV.2 Short-Term Trading Profits  (60-Day Trading  Rule)..................14
  IV.3 Blackout Periods....................................................14
  IV.4 Insider Trading.....................................................15
  IV.5 Independent Research................................................15
  IV.6 Gifts and Hospitality...............................................16
  IV.7 Directorships and Other Outside Employment..........................16

V   REGULATORY REQUIREMENTS...................................................17

  V.1 Investment Advisers Act of 1940 and Investment
      Company Act of 1940..................................................17
  V.2 Regulatory Censures..................................................17

VI  ACKNOWLEDGMENT AND CERTIFICATION..........................................18

VII FREQUENTLY ASKED QUESTIONS (FAQS).........................................20

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Wells Capital Management Code of Ethics 12.02                                  3

I   INTRODUCTION.
================================================================================
I.1  Code Of Ethics
                                      Wells Capital Management (Wells Capital), as a registered investment adviser, has an obligation to maintain a policy governing personal securities transactions and insider trading by its officers and employees. This Code of Ethics and Policy on Personal Securities Transactions and Insider Trading ("Code") is adopted under Rule 17j-1 of the Investment Company Act and Section 204A of the Investment Advisers Act. This Code outlines the policies and procedures for such activities based on the recognition that a fiduciary relationship exists between Wells Capital and its clients. All references in this Code to employees, officers, directors, accounts, departments and clients refer to those of Wells Capital.

                                      In addition to this Code, please refer to the policies outlined in the Handbook for Wells Fargo Team Members and the Wells Fargo Code of Conduct and Business Ethics.

                                      Acknowledgment of, and compliance with,
                                      this Code is a condition of employment. A copy of the Code and applicable forms are available on Wells Capital's common drive:

                                      As an employee, you must -
                                      .  Be ethical
                                      .  Act professionally
                                      .  Improve competency
                                      .  Exercise independent judgment

                                      To avoid conflict of interest, Wells
                                      Capital employees are required to disclose to Compliance Group all pertinent information related to brokerage accounts, outside business activities, gifts received from clients/vendors and other Code related information.

I.2  "Advisory Representative"

                                      For the purposes of this Code, Wells
                                      Capital defines "advisory representative" as any director, officer or employee, who in connection with his or her regular functions or duties -

                                      .  makes, participates in, or obtains
                                         information regarding the purchase or
                                         sale of a security for an advisory
                                         client, or
                                      .  whose functions are related to the
                                         making of any recommendations with
                                         regard to such purchases or sales.

                                      Because all personnel may at some time
                                      access or obtain investment information,
                                      Wells Capital designates all employees
                                      (including independent contractors, if
                                      deemed appropriate) as "advisory
                                      representatives," and thereby subject to the policies and procedures of the Code. The list of advisory personnel will be updated each quarter.

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Wells Capital Management Code of Ethics 12.02                                  4

I.3  "Beneficial Ownership"
                                      Personal securities transaction reports
                                      should include all accounts for which you have direct or indirect control. These include accounts over which you have any control, influence, authority, either with or without beneficial interest, whether directly or indirectly, including -

                                      .  accounts of immediate family members in
                                         the same household; and
                                      .  any other account, including but not
                                         limited to those of relatives and
                                         friends, over which you direct
                                         activities.

                                      Direct and indirect control may be further construed to include accounts for which an Advisory Representative is sole owner, joint owner, trustee, co-trustee, or attorney-in-fact.

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Wells Capital Management Code of Ethics 12.02                                  5

II  PENALTIES
================================================================================
II.1  Violations of the Code
                                      The firm's Chief Compliance Officer will report violations of the Code monthy to the President. Each Advisory
                                      Representative should immediately report to the Chief Compliance Officer any known or reasonably suspected violations of this Code of which he or she becomes aware.
II.2  Penalties

                                      Penalties may be imposed on an Advisory
                                      Representative as follows:

                                      .  Minor Offenses-
                                           .  First minor offense - Verbal
                                              warning;
                                           .  Second minor offense - Written
                                              notice;
                                           .  Third minor offense - $1,000.00
                                              fine to be donated to the advisory
                                              representative's charity of
                                              choice*.

                                      Minor offenses include the following:
                                      failure or late submissions of quarterly trade reports and signed acknowledgments of Code of Ethics forms and certifications, failure to request trade pre-clearance, and conflicting pre-clear request dates versus actual trade dates.

                                      .  Substantive Offenses -

                                           .  First substantive offense -
                                              Written notice;
                                           .  Second substantive offense -
                                              $1,000 or disgorgement of profits
                                              (whichever is greater) to be
                                              donated to the advisory
                                              representative's charity of
                                              choice*;
                                           .  Third substantive offense - $5000
                                              fine or disgorgement of profits
                                              (whichever is greater) to be
                                              donated to the advisory
                                              representative's charity of
                                              choice* or termination of
                                              employment and/or referral to
                                              authorities.

                                      Substantive offenses include the
                                      following: unauthorized purchase/sale of restricted securities outlined in the Code, violations of seven-day blackouts and short-term trading for profit (60-day rule).

                                      The number of offenses is determined by
                                      the cumulative count over a 12 month
                                      period.

                                      .  Serious Offenses -

                                         A Fund Manager trading with insider
                                         information and/or "front running"
                                         a client or fund that he/she
                                         manages is considered a "serious
                                         offense". Wells Capital will take
                                         appropriate steps that may include
                                         termination of employment and
                                         referral to governmental
                                         authorities for prosecution.

                                      Wells Capital may deviate from the
                                      penalties listed in the Code where senior management determines that a more or less severe penalty is appropriate based on the specific circumstances of

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Wells Capital Management Code of Ethics 12.02                                  6

                                      that case. Any deviations from the
                                      penalties listed in the Code, and the
                                      reasons for such deviations, will be
                                      documented and maintained in the Code of Ethics files.

                                      * The fines will be made payable to the
                                      Advisory Representative's charity of
                                      choice and turned over to Wells Capital,
                                      which in turn will mail the donation check
                                      on behalf of the advisory representative.
II.3  Dismissal and/or Referral to
Authorities                           Repeated violations of the Code may
                                      result in dismissal. In addition, a
                                      single flagrant violation, such as fraud or insider trading, will result in immediate dismissal and referral to authorities.

                                      The firm's Chief Compliance Officer will report all Code violations to the Wells Fargo Funds Boards of Trustees quarterly.

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Wells Capital Management Code of Ethics 12.02                                  7

III EMPLOYEE TRADE PROCEDURES
================================================================================
III.1  Pre-clearance

                                      .  All Advisory Representatives in the
                                         firm must pre-clear personal securities
                                         transactions as specified in Section
                                         III.4.
                                      .  All pre-clearance requests must be
                                         submitted via electronic mail to
                                         WELLSCAP RISK MGT in the Global Address
                                         List. This will allow anyone in the
                                         Compliance group to pre-clear requests
                                         at all times. Responses will be sent
                                         back via electronic mail. Exceptions
                                         will be made only for telephone
                                         requests from Advisory Representatives
                                         who are out of the office on business
                                         or on vacation. It is the
                                         responsibility of the Advisory
                                         Representative to ensure that
                                         Compliance receives pre-clearance
                                         requests. If it appears that E-mail is
                                         down, please contact anyone from the
                                         Compliance group directly.
                                      .  At a minimum, indicate the following
                                         information on your
                                         pre-clearance request -
                                         (a) Transaction Type: BUY or SELL
                                         (b) Security Name(include coupon rate
                                             and maturity date for fixed income
                                             securites) and Ticker or CUSIP
                                         (c) Security Type: Common Stock,
                                             Options, or Bonds
                                      .  Telephone requests from beneficial
                                         account holders outside the firm will
                                         be accepted. Responses to requests will
                                         be forwarded to the Advisory
                                         Representative via electronic mail.
                                      .  Requests may be submitted from 7:00 am
                                         (Pacific) until an hour before the
                                         market closes for the day. Barring any
                                         problems with systems access (i.e.,
                                         SEI, Advent/Moxy), responses will be
                                         made no more than an hour from the
                                         receipt of request.
                                      .  Pre-cleared trades are valid for same
                                         day trades only. No exceptions.
                                      .  Pre-clearance does not preclude the
                                         possibility of a potential conflict
                                         appearing after the execution of an
                                         employee trade. Trades will be screened
                                         for blackout violations and other
                                         conflicts, but quarter end review of
                                         each personal trade will reveal
                                         conflicts occurring after the trade is
                                         executed.
                                      .  The use of the electronic mail system
                                         ensures that each report is
                                         date-stamped, and it is the
                                         responsibility of each Advisory
                                         Representative to ensure that the
                                         report has been received by Wells
                                         Capital Compliance.

                                      Certain personal securities transactions should be reported whether pre-cleared or not (See Section III.5 for details).

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Wells Capital Management Code of Ethics 12.02                                  8

III.2  Trade Reports
                                      .  Quarterly Trade Reports which list
                                         personal securities transactions for
                                         the quarter must be submitted by all
                                         employees no later than the 10th day
                                         after the end of each calendar quarter.
                                         This 10-day deadline is a federal
                                         requirement and includes weekends and
                                         holidays. If the 10th day falls on a
                                         weekend or a holiday, the report is due
                                         the business day immediately preceding
                                         this deadline.
                                      .  Quarterly Trade Reports must be
                                         submitted using the Quarterly Trade
                                         Report form to Wells Capital
                                         Compliance, either via email (to
                                         Wellscap Risk Mgt) or via MAC
                                         (A0103-101). If there are no activities
                                         for the quarter, a report indicating
                                         such is still required to be submitted.
                                      .  Wells Capital requires duplicate copies
                                         of trades confirms and monthly or
                                         quarterly brokerage account statements
                                         to be forwarded to Compliance. If your
                                         broker is unable to directly send
                                         duplicate copies, please inform
                                         Compliance in writing . Use the Request
                                         for Duplicate Confirms form to submit
                                         your request to your brokers (with a cc
                                         to Wells Capital Compliance).
                                      .  When opening or closing brokerage
                                         accounts, please notify Compliance in
                                         writing (quarterly) by using the
                                         Acknowledgment of Brokerage Accounts
                                         form.

                                      Forms relating to the Code of Ethics are available in the common drive under the Wells Cap-News/Risk Management/Code of Ethics folder.

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Wells Capital Management Code of Ethics 12.02                                  9

III.3  Personal Securities
Transactions-Equity                   Prior approval must be obtained from the
Fund Managers                         President or Director of Portfolio
                                      Management if an equity Fund Manager
                                      requests to sell a security in his/her
                                      personal account when:

                                      .  The same security is held in an equity
                                         fund that is directly managed by the
                                         Fund Manager;

                                      .  The Fund Manager is purchasing the same
                                         security for an equity fund for which
                                         he/she is making investment decisions.

                                      Wells Capital Compliance will review
                                      pre-clearance requests for purchases and sales of securities that are common between personal holdings and equity fund holdings directly managed by the Fund Manager. Pre-clearance trades will be screened for blackout violations, other conflicts/trends, and quarter-end review of any 60-day rule violations.

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Wells Capital Management Code of Ethics 12.02                                 10

III.4  Post-review
                                      Wells Capital Compliance will match any
                                      broker confirms/statements received to
                                      pre-clearance requests. Discrepancies will be documented and may be subject to censures, as outlined in the PENALTIES section of this Code.

                                      Employee transactions will also be
                                      screened for the following:
                                      .  Same day trades: Transaction occurring
                                         on the same day as the purchase or sale
                                         of the same security in a managed
                                         account.
                                      .  7-day Blackout period: Transaction up
                                         to and including seven calendar days
                                         before and after the purchase and/or
                                         sale of the same security in a managed
                                         account as described in Sec IV.3 of the
                                         Code (For non-S&P500 securities).
                                      .  Short-term trading profits:
                                         Purchase/Sale, or vice versa, occurring
                                         within 60 days in the same security
                                         resulting in net profit. Advisory
                                         Representatives are responsible for
                                         ensuring that the 60-day rule is
                                         observed when sale requests are made
                                         for securities previously purchased, or
                                         vice versa.
                                      .  Other potential conflicts: Certain
                                         transactions may also be deemed in
                                         conflict with the Code and will warrant
                                         additional review, depending on the
                                         facts and circumstances of the
                                         transaction.

III.5  Pre-Clearance and Reporting
Requirements                          The table below indicates pre-clearance
                                      and reporting requirements. Requirements for all other security type transactions must be checked with Compliance.

                                                               Pre-      Qtrly
                                         Security Type      Clearance  Reporting
                                         -------------      ---------  ---------
                                      Equity transactions*      Yes       Yes
                                      Fixed Inc transactions    Yes       Yes
                                      Wells Fargo stock         No        Yes
                                      Open-ended MF             No        No
                                      Close-ended MF            Yes       Yes
                                      Proprietary MF            No        No
                                      Exchged traded index fd   No        No
                                      US Tsy/Agencies           No        No
                                      Short term/cash equiv.    No        No
                                      SPP/DRIPs- auto purch**   No        No

                                      *Including options.
                                      **Sales of stocks from SPP or DRIPs:
                                      Please notify Wells Capital Compliance in writing of the sale and include transactions in your quarterly reports.

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Wells Capital Management Code of Ethics 12.02                                 11

III.6  Confidentiality
                                      All reports of personal securities
                                      transactions, holdings and any other
                                      information filed pursuant to this Code
                                      will be kept CONFIDENTIAL, provided,
                                      however that such information will also be subject to review by appropriate Wells Capital personnel (Compliance and/or Senior Management) and legal counsel. Such information will also be provided to the Securities and Exchange Commission ("SEC") or other government authority when properly requested or under court order.
III.7  Acknowledgment of Brokerage
Accounts All Advisory Representatives are required to submit a list all brokerage accounts as required by the Code at the time of hire. In addition, employees are responsible for ensuring that new or closed accounts are communicated to Compliance quarterly. For reporting purposes, complete the Acknowledgment of Brokerage Accounts form.

III.8  Initial and Annual Holdings
Report All Advisory Representatives are required to report brokerage accounts and holdings (subject to Code requirements) within 10 days of employment and annually. An Advisory Representative's broker statement will suffice in lieu of a separate initial or annual holdings report. It is the Advisory Representative's responsibility to ensure that Compliance receives duplicate copies of statements and/or confirms if those are sent directly by the brokers.

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Wells Capital Management Code of Ethics 12.02                                 12

IV  RESTRICTIONS
================================================================================
The following are Wells Capital's restrictions on personal trading:

IV.1  Restricted Securities

----------------------------------------------------------------------------------------
       Security Type                    Purchase                       Sale
----------------------------------------------------------------------------------------
A.  S&P500 stocks                      Permitted            Permitted, subject to the
                              Subject to one-day blackout   following:
                              during execution of client    .  One-day blackout during
                              trades (except index program     execution of client
                              trades).  Must pre-clear.        trades (except program
                                                               trades). Must pre-clear.
                                                            .  For a large cap fund
                                                               manager, prior approval
                                                               is required from the
                                                               President or Director of
                                                               Portfolio Management if
                                                               the common security is
                                                               held in an equity fund
                                                               managed by the manager.
                                                            .  For a large cap fund
                                                               manager, prior approval
                                                               is required from the
                                                               President or Director of
                                                               Portfolio Management if
                                                               the manager is purchasing
                                                               the common security for
                                                               an equity fund managed by
                                                               the manager.
----------------------------------------------------------------------------------------
B. Any security not included           Permitted            Permitted, subject to the
   in the S&P500 above and    Subject to pre-clearance      following:
   not defined as "small      requirements.                 .  Pre-clearance
   cap" below.                                                 requirements.
                                                            .  For a mid cap fund
                                                               manager, prior approval
                                                               is required from the
                                                               President or Director of
                                                               Portfolio Management if
                                                               the common security is
                                                               held in an equity fund
                                                               managed by the manager.
                                                            .  For a mid cap fund
                                                               manager, prior approval
                                                               is required from the
                                                               President or Director of
                                                               Portfolio Management if
                                                               the manager is purchasing
                                                               the common security for
                                                               an equity fund managed by
                                                               the manager.
----------------------------------------------------------------------------------------
C. Any restricted list                 Prohibited           Permitted
   security (and its                                        .  If security held prior to
   associated option)                                          Wells Capital employment
   defined as "small cap"                                      and/or version 9.99 of
   (capitalization as                                          the Code, sale permitted
   defined by the holdings                                     subject to pre-clearance
   in Wells Capital-actively                                   requirements.
   managed Small Cap funds                                  .  For a small cap fund
   including mutual funds,                                     manager, prior approval
   DIFs and Collectives.                                       is required from the
   Small cap holdings in                                       President or Director of
   Wells Capital-managed                                       Portfolio Management if
   small cap index funds are                                   the common security is
   excluded from this list.                                    held in an equity fund
                                                               managed by the manager.
                                                            .  For a small cap fund
                                                               manager, prior approval
                                                               is required from the
                                                               President or Director of
                                                               Portfolio Management if
                                                               the manager is purchasing
                                                               the common security for
                                                               an equity fund managed by
                                                               the manager.
----------------------------------------------------------------------------------------
D. Any security issued by a            Prohibited           Permitted, subject to the
   Wells Capital client                                     following:
                                                            .  If security held prior to
                                                               Wells Capital employment
                                                               and/or version 9.99 of
                                                               the Code, sales subject
                                                               to pre-clearance
                                                               requirements.
----------------------------------------------------------------------------------------
E. Automatic investment                Permitted            Permitted
   programs or direct stock   .  Subject to Code of         .  Subject to Code of Ethics
   purchase plans                Ethics reporting              reporting requirements
                                 requirements
----------------------------------------------------------------------------------------
F. Initial Public Offerings            Prohibited           Permitted, only
   (IPOs)                                                   .  If security held prior to
                                                               Wells Capital employment
(An IPO is a corporation's                                     and/or version 9.99 of
first offering of a                                            the Code, sales
security representing                                          subject to pre-clearance
shares of the company to the                                   requirements.
public)
----------------------------------------------------------------------------------------

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Wells Capital Management Code of Ethics 12.02                                 13

----------------------------------------------------------------------------------------
G.  Private Placements               Prohibited             Permitted, only
                                                            .  If security held prior to
                                                               Wells Capital employment
(A private placement is an                                     and/or version 9.99 of
offer or sale of any                                           the Code, sales subject
security by a brokerage firm                                   to pre-clearance
not involving a public                                         requirements.
offering, for example, a
venture capital deal)
----------------------------------------------------------------------------------------

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Wells Capital Management Code of Ethics 12.02                                 14

IV.2  Short-Term Trading Profits
(60-Day Trading Rule)                 The purchase and sale, and the
                                      short-sale and purchase, of the same
                                      security (or equivalent) within 60
                                      calendar days and at a profit is
                                      PROHIBITED.
                                         .  This restriction applies without
                                            regard to tax lot considerations;
                                         .  Exercised options are not
                                            restricted, however, purchases and
                                            sales of options occurring within
                                            60 days resulting in profits are
                                            PROHIBITED;
                                         .  Exceptions require advance written
                                            approval from the firm's Chief
                                            Compliance Officer (or designee).

                                      Profits from any sale before the 60-day
                                      period expires may require disgorgement.
                                      Please refer to "Penalties", section II
                                      of this Code, for additional details.

IV.3  Blackout Periods
                                      For securities in the S&P 500 stocks, a
                                      one-day firm-wide blackout will apply if the issue is being traded on behalf of a client, at the time the pre-clear request is made. The blackout will not apply to trades of Wells Capital-managed Index funds.

                                      All other issues are subject to a
                                      seven-day firm-wide blackout period if
                                      traded on behalf of Wells
                                      Capital-managed funds (Mutual funds,
                                      DIFs, Collectives).

                                      Blackout periods apply to both buy and
                                      sell transactions.

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Wells Capital Management Code of Ethics 12.02                                 15

IV.4  Insider Trading
                                      Wells Capital considers information
                                      material if there is a substantial
                                      likelihood that a reasonable shareholder would consider it important in deciding how to act. Information is considered non-public when it has not been disseminated in a manner making it available to investors generally. Information becomes public once it is publicly disseminated; limited disclosure does not make the information public (e.g., disclosure by an insider to a select group of persons).

                                      Wells Capital generally defines insider
                                      trading as the buying or selling of a
                                      security, in breach of fiduciary duty or other relationship of trust and confidence, while in possession of material, non-public information.
                                      Insider trading is a violation of
                                      federal securities laws, punishable by a maximum prison term of 10 years and fines of up to $1 million for the individual and $2.5 million for the firm.

                                      Tipping of material, non-public
                                      information is PROHIBITED. An Advisory
                                      Representative cannot trade, either
                                      personally or on behalf of others, while in possession of such information.

                                      Front-running/scalping involves trading
                                      on the basis of non-public information
                                      regarding impending market transactions.

                                         .  Trading ahead of, or
                                            "front-running," a client or
                                            proprietary mutual fund order in
                                            the same security; or
                                         .  Taking a position in stock index
                                            futures or options contracts prior
                                            to buying or selling a block or
                                            securities for a client or
                                            proprietary mutual fund account
                                            (i.e., self-front running).

                                      Scalping occurs when an Advisory
                                      Representative purchases shares of a
                                      security for his/her own account shortly before recommending or buying that security for long-term investment to a client and then immediately selling the shares at profit upon the rise in the market price following the recommendation.
IV.5  Independent Research
                                      Wells Capital research analysts perform
                                      independent credit analysis of issuers
                                      and submit the approved issuers to the
                                      Credit Committee for approval. The
                                      approved list of securities is available for all Fund Managers for their determination of suitability on investments for accounts they manage.

                                      Compensation of the research analysts is not tied to any business or revenue generated by Wells Capital.

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Wells Capital Management Code of Ethics 12.02                                 16

IV.6 Gifts and Hospitality            Wells Capital, as a policy, follows
                                      Wells Fargo Bank's policy regarding
                                      gifts and hospitality. Please refer to
                                      WFB Employee Handbook for requirements.

IV.7  Directorships and Other Outside
Employment                            Wells Capital, as a policy, follows
                                      Wells Fargo Bank's policy regarding
                                      directorships and other outside
                                      employment. Please refer to WFB Employee
                                      Handbook for requirements.

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Wells Capital Management Code of Ethics 12.02                                 17

V        REGULATORY REQUIREMENTS
================================================================================
V.1  Investment Advisers Act of 1940
and Investment Company Act of 1940    The SEC considers it a violation of
                                      general antifraud provisions of federal
                                      securities laws whenever an adviser,
                                      such as Wells Capital, engages in
                                      fraudulent, deceptive or manipulative
                                      conduct. As a fiduciary to client
                                      assets, Wells Capital cannot engage in
                                      activities which would result in
                                      conflicts of interests (for example,
                                      "front-running," scalping, or favoring
                                      proprietary accounts over those of the
                                      clients').
V.2  Regulatory Censures
                                      The SEC can censure, place limitations
                                      on the activities, functions, or
                                      operations of, suspend for a period not
                                      exceeding twelve months, or revoke the
                                      registration of any investment adviser
                                      based on a:

                                      .  Failure reasonably to supervise, with
                                         a view to preventing violations of
                                         the provisions of the federal
                                         securities laws, an employee or a
                                         supervised person who commits such a
                                         violation.
                                      .  However, no supervisor or manager
                                         shall be deemed to have failed
                                         reasonably to supervise any person,
                                         if
                                         (a)  there have been established
                                              procedures, and a system for
                                              applying such procedures, which
                                              would reasonably be expected to
                                              prevent and detect, insofar as
                                              practicable, any such violation
                                              by such other person and
                                         (b)  such supervisor or manager has
                                              reasonably discharged the duties
                                              and obligations incumbent upon
                                              him/her by reason of such
                                              procedures and systems without
                                              reasonable cause to believe that
                                              such procedures and system were
                                              not being complied with.

Wells Capital Management Code of Ethics 12.02                                 18

VI       ACKNOWLEDGMENT AND CERTIFICATION
================================================================================

I certify that I have received, read, understood and recognize that I am subject to Wells Capital Management's Code of Ethics and Policy on Personal Securities Transactions and Insider Trading. This Code is in addition to Wells Fargo's policy on Business Conduct and Ethics, as outlined in the Employee Handbook.

In addition to certifying that I will provide complete and accurate reporting as required by the Code and have complied with all requirements of the Wells Capital Management Code, I certify that I will not:

                    . Execute any prohibited purchases and/or sales, directly or indirectly, that are outside those permissible by the Code;

                    . Employ any device, scheme or artifice to defraud Wells Fargo, Wells Capital Management, or any company;

                    . Engage in any act, practice or course of business which operates or would operate as a fraud or deceit upon Wells Fargo, Wells Capital Management or any company;

                    . Make any untrue statement of a material fact, or omit to state a material fact necessary in order to make the statements, in light of the circumstances under which they are made, not misleading;

                    . Engage in any manipulative practice with respect to Wells Fargo, Wells Capital Management or any company;

                    .  Trade on inside information;

                    . Trade ahead of or front-run any transactions for Wells Capital managed accounts;

                    .  Trade without obtaining the necessary pre-clearance.

I understand that it is a violation of the Investment Advisers Act of 1940 and the Investment Company Act of 1940 to fail to submit a record of my personal securities transactions within 10 calendar days of quarter-end.

I understand that, as an employee of Wells Capital Management, it is my responsibility to submit a list of all brokerage accounts in which I have beneficial ownership or interest and control (as defined in the Code). Additionally, I will notify Wells Capital Management Compliance upon opening or closing brokerage accounts quarterly.

Any exceptions, where applicable, are noted as follows:

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


----------------------                               -------------------
Signature                                            Date


----------------------
NAME (Print)

Wells Capital Management Code of Ethics 12.02                                 19

The Acknowledgment and Certification form is due 10 days from date of receipt. Signed copies must be submitted to Wells Capital Compliance, MAC A0103-101.

Wells Capital Management Code of Ethics 12.02                                 20

VII      FREQUENTLY ASKED QUESTIONS (FAQS)
================================================================================

1. Who should I submit pre-clearance requests to, what is the minimum information required, and what are the hours for submission of requests?

        Pre-clearance requests should be submitted, via email, to WELLSCAP RISK MGT, in the Global Address list. This ensures that someone in the Compliance Group can process the request at all times. For specific questions or concerns regarding the Code, you may direct your inquiries to Monica Poon, our Chief Compliance Officer (poonmo@wellscap.com or 415/396-7016)

        At a minimum, indicate whether the request is for a BUY or SELL and include the name and ticker symbol of the security/securities.

        Requests can be submitted beginning 7:00 am (Pacific) and no later than an hour before the close of the equity markets. Pre-cleared requests are only good for the day.

2.   What is the submission deadline for Quarterly Trade Report?

        Quarterly Trade Reports are due 10 calendar days after the end of each quarter. If the 10th day falls on a weekend or a holiday, the report is due the business day preceding the weekend or the holiday. The 10-day deadline is a regulatory requirement. Advisory Representatives can also complete and submit the Trade Report to Compliance when the trade is executed without waiting for quarter end to ensure timely submission.

3. Why are duplicate copies of confirms and statements required to be submitted to Compliance? Would the Quarterly Report and pre-clear requests suffice?

        This is a regulatory requirement from a report issued by the SEC's Division of Investment Management (IM). The IM Report, among other things, enlisted the NASD to adopt a rule requiring its members to notify a fund or an investment adviser whenever an Advisory Representative opens an account with an NASD-member broker. Upon request of the fund or adviser, the member broker is required to transmit duplicate copies of the Advisory Representative's trade confirms and account statements.

4. Why is a Quarterly Trade Report required if duplicate confirms or statements are already received from brokers?

        Wells Cap as investment adviser is required to obtain personal securities transaction information from Advisory Representatives. In order to ensure compliance with the law, our policy requires Advisory Representatives to complete the quarterly reports in case that Wells Capital have not received your brokers' statement or confirmations timely. The Advisory Representative does not need to complete a quarterly trade report if: 1) Advisory Representative provides a website printout of transaction history from the broker or 2) Advisory Representative confirms with Compliance every quarter that we have your broker statements within 10 days after quarter end.

5.   Why are small cap issues restricted from Advisory Representative purchases?

        Because of the volume and size of orders that the small cap funds generate, this policy ensures that any appearance of conflict (such as front running and scalping) is avoided. For the purposes of Wells Capital's Code of Ethics, restricted "small cap" issues are those that are held by Wells Capital-managed small cap funds, including the WF mutual funds, the DIFs and the Collectives. Restricted small cap issues cannot be purchased by Wells Capital Advisory Representatives until such time that the funds are out of

Wells Capital Management Code of Ethics 12.02                                 21

        the same positions. This restriction covers new purchases only. If you held a restricted stock before your Wells Capital employment or before the Code was revised in Sept 1999, you can sell your positions (subject to pre-clear requirements) but you cannot re-purchase or add shares.

        All other small capitalization issues that are not owned by these managed small cap funds can be purchased by Advisory Representatives subject to pre-clearance and reporting requirements.

6.   What is the 60-day rule and is it a regulatory requirement?

        The 60-day rule prohibits Advisory Representatives from profiting from the purchase and sale, and short sale and purchase, of the same securities within 60-days.

        This is not an SEC requirement but a taskforce guideline instituted by the Investment Company Institute (ICI), the self-regulating organization for the mutual fund industry. Similarly, AIMR also has recommended restrictions along the same lines. Because the mutual fund board approves our Code of Ethics and expects us to follow the taskforce guidelines from the ICI/AIMR, we are closely bound by those restrictions.

7.   What is the pre-clearance policy on option transactions?

        Purchase and Sales of option contracts are subject to the pre-clearance requirements. When approved options are exercised automatically (i.e. Advisory Representatives have no control over when the options are exercised), pre-clearance is not required. However, if the Advisory Representative chooses to exercise the options, pre-clearance is required and will be approved on a case-by case basis. The objective is to avoid any appearance of conflicts of interest, especially in instances when the same security is being executed for managed funds.

8. What types of trust accounts does an Advisory Representative need to report and pre-clear?

        All Advisory Representatives must report and pre-clear securities for the following types of trust accounts:

        A. A trust account for which the Advisory Representative is a trustee, or beneficiary and has both investment control and a pecuniary interest;

        B. A trust account for which the Advisory Representative is a trustee that has investment control and at least one beneficiary of the trust is the trustee's immediate family member (whether they live with the trustee or not);

        C. A trust account for which the Advisory Representative is a trustee that receives a performance-related fee from the trust;

        D. A trust account for which the Advisory Representative is a settlor that has both the power to revoke the trust without the consent of another person and investment control.

        Note: Advisory Representatives do not need to report the following:

        (1) A trust account for which the Advisory Representative is a trustee that has investment control but neither the trustee nor the trustee's immediate family member (whether they live with the trustee or not) has any pecuniary interest;

        (2) A trust account for which the Advisory Representative is a beneficiary or a settlor that does not exercise or share investment control (including a blind trust).

Wells Capital Management Code of Ethics 12.02                                 22

9. If an Advisory Representative has a financial planner or consultant who has investment control over his/her accounts, does he/she need to report such accounts and pre-clear?

        Yes, because the Advisory Representative can directly or indirectly influence or control the buying or selling of securities in such accounts. In cases where the financial planner or consultant is sending a pre-clearance request on behalf of the Advisory Representative, it is the Advisory Representative's responsibility to ensure that:

        A. The financial planner or consultant is fully aware of Wells Capital's pre-clearance policy.

        B. Pre-clearance approval is received from Compliance prior to the financial planner or consultant executing the trade.

        The only exception is when the Advisory Representative is participating in a wrap program in which the Advisory Representative has absolutely no control over the investment decision made by the financial planner or consultant.